As filed with the Securities and Exchange Commission on March 17, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VRINGO, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-4988129
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

780 Third Avenue, 12th Floor

New York, New York 10017

(212) 309-7549

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

VRINGO, INC. 2012 EMPLOYEE, DIRECTOR AND CONSULTANT EQUITY INCENTIVE PLAN, AS AMENDED

(Full title of the plan)

Andrew D. Perlman

Chief Executive Officer

Vringo, Inc.

780 Third Avenue, 12th Floor

New York, New York 10017

(212) 309-7549

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Kenneth R. Koch, Esq.

Jeffrey P. Schultz, Esq.

Merav Gershtenman, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Chrysler Center

666 Third Avenue

New York, NY 10013

(212) 935-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.01 par value per share	540,000 shares	$1.88	$1,015,200	$102.23

(1)	The number of shares of common stock, par value $0.01 per share (“Common Stock”), stated above consists of 540,000 additional shares of Common Stock not previously registered which may hereafter be issued under the Vringo, Inc. 2012 Employee, Director and Consultant Equity Incentive Plan (the “2012 Plan”) pursuant to an amendment to the 2012 Plan adopted by the Company’s stockholders on November 16, 2015. The maximum number of shares which may be sold under the 2012 Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of the 2012 Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions. All Common Stock figures appear in this Registration Statement have been adjusted to reflect a 1-for-10 reverse stock split of our outstanding Common Stock effected on November 27, 2015.

(2)	This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act as follows: in the case of shares of Common Stock to be issued in connection with equity awards that have not yet been granted or shares of Common Stock that have not yet been issued, the fee is calculated on the basis of the average of the high and low sale prices per share of the Common Stock on The NASDAQ Capital Market ($1.88) as of a date within five business days prior to filing this Registration Statement (March 14, 2016).

EXPLANATORY NOTE

This Registration Statement registers additional securities of the same class as other securities for which the registration statement filed on Form S-8 (SEC File No. 333-182853) of the Registrant is effective. The information contained in the Registrant’s registration statement on Form S-8 (SEC File No. 333-182853) is hereby incorporated by reference pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed on March 10, 2016).

3.2	Amended and Restated Bylaws (incorporated by reference to the Registrant’s Registration Statement on Form S-1 filed on January 29, 2010).

5.1*	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

23.1*	Consent of KPMG LLP.

23.2*	Consent of CohnReznick LLP.

23.3*	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

99.1*	Vringo, Inc. 2012 Employee, Director and Consultant Equity Incentive Plan, as amended.

*	filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on March 17, 2016.

VRINGO, INC.

By:	/s/ Andrew D. Perlman
Name: Andrew Perlman
Title: Chief Executive Officer
(Principal Executive Officer)

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Andrew D. Perlman and Anastasia Nyrkovskaya, and each of them singly, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him/her and in his/her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Vringo, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Andrew D. Perlman Andrew D. Perlman	Chief Executive Officer and Director (principal executive officer)	March 17, 2016

/s/ Anastasia Nyrkovskaya Anastasia Nyrkovskaya	Chief Financial Officer (principal financial and accounting officer)	March 17, 2016

/s/ John Engleman John Engleman	Director	March 17, 2016

/s/ Bruce T. Bernstein Bruce T. Bernstein	Director	March 17, 2016

/s/ Richard K. Abbe Richard K. Abbe	Director	March 17, 2016

/s/ Donald E. Stout Donald E. Stout	Director	March 17, 2016

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed on March 10, 2016).

3.2	Amended and Restated Bylaws (incorporated by reference to the Registrant’s Registration Statement on Form S-1 filed on January 29, 2010).

5.1*	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

23.1*	Consent of KPMG LLP.

23.2*	Consent of CohnReznick LLP.

23.3*	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

99.1*	Vringo, Inc. 2012 Employee, Director and Consultant Equity Incentive Plan, as amended.

*	filed herewith